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                                                                 EXHIBIT-(a) 1.7

                        FRANK RUSSELL INVESTMENT COMPANY

            AMENDMENT TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

                      Regarding Designations of Sub-Trusts
                              and Classes of Shares

      AMENDMENT NO. 6 to the Amended and Restated Master Trust Agreement dated August 19, 2002 (referred to herein as the "Agreement"), done this 23rd day of February, 2005, by the Trustees under such Agreement.

                                   WITNESSETH:

      WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate Sub-Trusts and classes thereof; and

      WHEREAS, Section 4.2 of the Agreement provides that the Trustees may fix and determine certain relative rights and preferences of the shares of the Sub-Trusts in accordance with the provisions of such Section 4.2; and

      WHEREAS, the Trustees wish to establish and designate additional Sub-Trusts and classes of shares of interest in such Sub-Trusts, and fix and determine certain relative rights and obligations of the shares of said classes of such Sub-Trusts; and

      WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval;

NOW, THEREFORE, the Trustees hereby establish and designate the following Sub-Trusts, authorize the designation of classes of shares and fix the rights and preferences of the shares thereof as set forth herein.

Section 4.2 Establishment and Designation of Sub-Trusts and Classes.

      Without limiting the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate any further classes of any Sub-Trusts, and without affecting the rights and preferences of any existing Sub-Trust or class of any existing Sub-Trust, the Trustees hereby establish and designate a new Class A and Class C for the 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund.

      In furtherance thereof, the Trustees direct that new Class A Shares and Class C Shares of the 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund shall have all the relative rights and preferences set forth in Section 4.2 of

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the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of the Sub-Trusts, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except as set forth in the Amended and Restated Master Trust Agreement.

      The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Amended and Restated Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/                                      /s/
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Lynn L. Anderson                         Lee C. Gingrich

/s/                                      /s/
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Paul E. Anderson                         Michael J. Phillips

/s/                                      /s/
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Kristianne Blake                         Raymond P. Tennison, Jr.

/s/                                      /s/
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Daniel P. Connealy                       Julie W. Weston

/s/
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Jonathan Fine